                                                                     EXHIBIT 4.1
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                       CORRECTIONS CORPORATION OF AMERICA
                 (FORMERLY KNOWN AS PRISON REALTY TRUST, INC.),

                                   AS ISSUER,

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                                   AS TRUSTEE



                          SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF April 24, 2002


             Supplementing the Indenture, dated as of June 10, 1999,
                between Prison Realty Trust, Inc., as Issuer, and
                State Street Bank and Trust Company, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 11, 1999, between Prison Realty Trust, Inc., as Issuer, and State Street Bank and Trust Company, as Trustee, relating to the 12% Senior Notes due 2006 of Prison Realty Trust, Inc.

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                          SECOND SUPPLEMENTAL INDENTURE

        This SECOND SUPPLEMENTAL INDENTURE, dated as of April 24, 2002 (this "Second Supplemental Indenture"), to the INDENTURE, dated as of June 10, 1999, between Corrections Corporation of America, a Maryland corporation formerly known as Prison Realty Trust, Inc. (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee") (the "Original Indenture"), as amended and supplemented by that certain FIRST SUPPLEMENTAL INDENTURE, dated as of June 11, 1999, between the Company and Trustee (the "First Supplemental Indenture" and, together with the Original Indenture, the "Existing Indenture"), is by and between the Company and Trustee.

                                   WITNESSETH:

        WHEREAS, the Company has previously executed and delivered to the Trustee the Original Indenture, as amended and supplemented by the First Supplemental Indenture, providing for, among other things, the creation and issuance by the Company of its 12% Senior Notes due 2006, of which a principal amount of One Hundred Million Dollars ($100,000,000.00) is currently issued and outstanding (the "Securities");

        WHEREAS, Section 8.02 of the First Supplemental Indenture provides that the Company and the Trustee may amend or supplement the Original Indenture, as amended and supplemented by the First Supplemental Indenture, and the Securities issued pursuant thereto with the written consent of the Holders (as defined in the First Supplemental Indenture) of not less than a majority in principal amount of the outstanding Securities, subject to certain exceptions specified in
Section 8.02 of the First Supplemental Indenture;

        WHEREAS, Section 8.02 of the First Supplemental Indenture also provides that Section 11.02 of the Original Indenture regarding amending or eliminating any of the provisions of the Original Indenture shall not apply to the Securities;

        WHEREAS, the Company is offering to purchase for cash, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated April 19, 2002 (as it may be amended or supplemented from time to time, the "Purchase Offer"), and the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, the "Letter of Transmittal and Consent" and, together with the Purchase Offer, the "Company Tender Offer") all of the outstanding Securities;

        WHEREAS, the holders of a majority in principal amount of the currently outstanding Securities have delivered their consent to the amendments to the Existing Indenture on the terms set forth in this Second Supplemental Indenture; and

        WHEREAS, all other conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

        NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

        1. DEFINITIONS. For all purposes of the Existing Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a) References. The terms "herein," "hereof" and other words of similar import refer to the Existing Indenture and this Second Supplemental Indenture as a whole and not to any particular article, section or other subdivision; and

        (b) Capitalized Terms. All capitalized terms used in this Second Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Existing Indenture.

        2. ELIMINATION AND AMENDMENT OF CERTAIN DEFINED TERMS IN ARTICLE I OF THE ORIGINAL INDENTURE AND ARTICLE 1 OF THE FIRST SUPPLEMENTAL INDENTURE. From and as of the Operational Time (as defined herein), any defined terms appearing in Article I of the Original Indenture or in Article 1 of the First Supplemental Indenture or elsewhere in the Original Indenture or First Supplemental Indenture, and all references thereto, that are used solely in the sections, subsections or provisions of the Original Indenture or First Supplemental Indenture deleted from the Original Indenture or First Supplemental Indenture by virtue of Sections 3, 4 and 5 of this Second Supplemental Indenture shall be deleted in their entireties from Section 1.01 of the Original Indenture and Sections 1.01 and 1.02 of the First Supplemental Indenture.

        3. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLES X AND XII AND OTHER RELATED PROVISIONS OF THE ORIGINAL INDENTURE. From and as of the Operational Time, Article X of the Original Indenture shall be amended by deleting Sections
10.01 and 10.02 in their entireties, together with any references thereto in the Original Indenture and in the First Supplemental Indenture. From and as of the Operational Time, Article XII of the Original Indenture shall be amended by deleting Sections 12.02, 12.03, 12.04, 12.05, 12.06 and 12.07 in their entireties, together with any references thereto in the Original Indenture and in the First Supplemental Indenture. From and as of the Operational Time, any additional provisions of the Original Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 3 and elsewhere herein.

        4. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLES 2, 3, 4 AND 5 AND OTHER RELATED PROVISIONS OF THE FIRST SUPPLEMENTAL INDENTURE.

        (a) Amendment of Section 2.03 of First Supplemental Indenture. From and as of the Operational Time, Section 2.03 of the First Supplemental Indenture shall be amended by deleting such section in its entirety, together with any references thereto in the First Supplemental Indenture.

        (b) Amendment of Article 3 of First Supplemental Indenture. From and as of the Operational Time, Article 3 of the First Supplemental Indenture shall be amended by deleting Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08,
3.09, 3.10, 3.11, 3.12, 3.13, 3.14 and 3.15 in their entireties, together with any references thereto in the First Supplemental Indenture.

        (c) Amendment of Section 4.01 of First Supplemental Indenture. From and as of the Operational Time, Article 4 of the First Supplemental Indenture shall be amended by deleting Section 4.01 of the First Supplemental Indenture in its entirety, together with any references thereto in the First Supplemental Indenture.

        (d) Amendment of Article 5 of First Supplemental Indenture. From and as of the Operational Time, Article 5 of the First Supplemental Indenture shall be amended by deleting Sections 5.01(c), (d), (e), (f), (g), (h) and (i) and
Section 5.03 in their entireties, together with any references thereto in the First Supplemental Indenture.

        (e) Amendment of Additional Provisions of First Supplemental Indenture. From and as of the Operational Time, any and all additional provisions of the First Supplemental Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 4 and elsewhere herein.

        5.      EFFECT OF SECOND SUPPLEMENTAL INDENTURE; OPERATION OF
AMENDMENTS.

        (a)     Effect of Second Supplemental Indenture. In accordance with
Section 8.03 of the First Supplemental Indenture, upon the execution of this Second Supplemental Indenture, the Existing Indenture shall be modified in accordance herewith, and this Second Supplemental Indenture shall form a part of the Existing Indenture for all purposes; and every Holder of the Securities heretofore authenticated and delivered under the Existing Indenture shall be bound hereby. Except as modified by this Second Supplemental Indenture, the Existing Indenture and the Securities, and the rights of the Holders of the Securities thereunder, shall remain unchanged and in full force and effect.

        (b) Operation of Amendments. The provisions of this Second Supplemental Indenture shall not become operative until the date and time (such date and time, the "Operational Time") the Company notifies (in writing) State Street Bank and Trust Company, as depositary for the Securities under the Company Tender Offer (the "Depositary"), that the Company has purchased Securities tendered and not withdrawn pursuant to the Company Tender Offer. In the event the Company notifies (in writing) the Depositary that it has withdrawn or terminated the Company Tender Offer prior to the Operational Time, this Second Supplemental Indenture shall be terminated and be of no force or effect and the Existing Indenture shall not be modified hereby. The Company shall promptly notify the Trustee in writing of any notice it gives to the Depositary.

        6. MATTERS CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Existing Indenture, as amended and supplemented by this Second Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Existing Indenture, as amended and supplemented by this Second Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Securities agree and, except as expressly set forth in the Existing Indenture, as amended and supplemented by this Second Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture or any consents thereto.

        7. RATIFICATION AND CONFIRMATION OF THE EXISTING INDENTURE. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

        8.      MISCELLANEOUS.

        (a) Binding Effect. All agreements of the Company in this Second Supplemental Indenture shall be binding upon the Company's successors. All agreements of the Trustee in this Second Supplemental Indenture shall be binding upon its successors.

        (b) Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

        (c) Conflict with Trust Indenture Act of 1939. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

        (d) Headings for Convenience of Reference. The titles and headings of the sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

        (e) Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.

        (f) Severability. In case any provision of this Second Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Existing Indenture shall not in any way be affected or impaired thereby.

        (g) Effect Upon Existing Indenture. This Second Supplemental Indenture shall form a part of Existing Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                  [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company and the Trustee have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.


                           CORRECTIONS CORPORATION OF AMERICA,
                           AS ISSUER

                            By:    /s/ Irving E. Lingo, Jr.
                                 -------------------------------------
                            Name:      Irving E. Lingo, Jr.
                                 -------------------------------------
                            Title:     CFO
                                 -------------------------------------


Attest:

/s/ Todd Mullenger
-------------------------


                            STATE STREET BANK AND TRUST COMPANY,
                            AS TRUSTEE


                            By:    /s/ Alison D. B. Nadeau
                                 -------------------------------------
                            Name:      Alison D. B. Nadeau
                                 -------------------------------------
                            Title:     Vice President
                                 -------------------------------------


Attest:

/s/ Dori Anne Seakas
-------------------------

STATE OF Tennessee)
         ---------
COUNTY OF Davidson)
          --------

        On the 24th day of April 2002, before me personally came Irving E. Lingo, Jr., to me known, who, being duly sworn, did depose and say that he is the CFO of CORRECTIONS CORPORATION OF AMERICA one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                  /s/ Shelia R. Daniels
                                                 -------------------------------
                                                  Notary Public
                                                  My Commission Expires 11/27/04



STATE OF Massachusetts)
         -------------
COUNTY OF Suffolk)
          -------

        On the 24th day of April 2002, before me personally came Alison D. B. Nadeau, to me known, who, being duly sworn, did depose and say that she is the Vice President of STATE STREET BANK AND TRUST COMPANY, the banking corporation and trust company described in and which executed the foregoing instrument; that he knows the seal of said banking corporation and trust company; that the seal affixed to said instrument is such banking corporation and trust company seal; that it was so affixed by the authority of the Board of Directors of said banking corporation and trust company; and that she signed his name thereto by like authority.

                                           /s/ Beverly Ann Burack
                                           -------------------------------
                                           Notary Public
                                           My Commission Expires April 16, 2004

        IN WITNESS WHEREOF, the Company and the Guarantor have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.



                            TRANSCOR AMERICA, LLC,
                            AS GUARANTOR



                            By:    /s/ Todd Mullenger
                                 -------------------------------------
                            Name:      Todd Mullenger
                                 -------------------------------------
                            Title:     Vice President, Treasurer
                                 -------------------------------------


Attest:

/s/ Alan Fox
-------------------------

STATE OF Tennessee)
         ---------
COUNTY OF Davidson)
          --------

        On the 24th day of April 2002, before me personally came Todd Mullenger, to me known, who, being duly sworn, did depose and say that he is the VP and Treasurer of TRANSCOR AMERICA, LLC, one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  /s/ Sheila R. Daniels
                                                 -------------------------------
                                                  Notary Public
                                                  My Commission Expires 11/27/04

        IN WITNESS WHEREOF, the Company and the Guarantor have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.


                            TECHNICAL AND BUSINESS INSTITUTE
                              OF AMERICA, INC.
                            AS GUARANTOR



                            By:    /s/ Irving E. Lingo, Jr.
                                 -------------------------------------
                            Name:      Irving E. Lingo, Jr.
                                 -------------------------------------
                            Title:     CFO
                                 -------------------------------------

Attest:

/s/ Todd Mullenger
-------------------------

STATE OF Tennessee)
         ---------
COUNTY OF Davidson)
          --------

        On the 24th day of April 2002, before me personally came Irving E. Lingo, Jr., to me known, who, being duly sworn, did depose and say that he is the CFO of TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, INC., one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  /s/ Sheila R. Daniels
                                                 -------------------------------
                                                  Notary Public
                                                  My Commission Expires 11/27/04

        IN WITNESS WHEREOF, the Company and the Guarantor have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.


                            CCA INTERNATIONAL, INC.
                            AS GUARANTOR



                            By:    /s/ Irving E. Lingo, Jr.
                                 -------------------------------------
                            Name:      Irving E. Lingo, Jr.
                                 -------------------------------------
                            Title:     CFO
                                 -------------------------------------


Attest:

/s/ Todd Mullenger
-------------------------

STATE OF Tennessee)
         ---------
COUNTY OF Davidson)
          --------

        On the 24th day of April 2002, before me personally came Irving E. Lingo, Jr., to me known, who, being duly sworn, did depose and say that he is the CFO of CCA INTERNATIONAL, INC., one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  /s/ Sheila R. Daniels
                                                 -------------------------------
                                                  Notary Public
                                                  My Commission Expires 11/27/04

        IN WITNESS WHEREOF, the Company and the Guarantor have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.


                            CCA OF TENNESSEE, INC.
                            AS GUARANTOR



                            By:    /s/ Irving E. Lingo, Jr.
                                 -------------------------------------
                            Name:      Irving E. Lingo, Jr.
                                 -------------------------------------
                            Title:     CFO
                                 -------------------------------------


Attest:

/s/ Todd Mullenger
-------------------------

STATE OF Tennessee)
         ---------
COUNTY OF Davidson)
          --------

        On the 24th day of April 2002, before me personally came Irving E. Lingo, Jr., to me known, who, being duly sworn, did depose and say that he is the CFO of CCA OF TENNESSEE, INC., one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  /s/ Sheila R. Daniels
                                                 -------------------------------
                                                  Notary Public
                                                  My Commission Expires 11/27/04

        IN WITNESS WHEREOF, the Company and the Guarantor have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.


                            PRISON REALTY MANAGEMENT, INC.,
                            AS GUARANTOR



                            By:    /s/ Irving E. Lingo, Jr.
                                 -------------------------------------
                            Name:      Irving E. Lingo, Jr.
                                 -------------------------------------
                            Title:     CFO
                                 -------------------------------------


Attest:

/s/ Todd Mullenger
-------------------------

STATE OF Tennessee)
         ---------
COUNTY OF Davidson)
          --------

        On the 24th day of April 2002, before me personally came Irving E. Lingo, Jr., to me known, who, being duly sworn, did depose and say that he is the CFO of PRISON REALTY MANAGEMENT, INC., one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                                  /s/ Sheila R. Daniels
                                                 -------------------------------
                                                  Notary Public
                                                  My Commission Expires 11/27/04